Exhibit 99.1

Paycom Software, Inc. Reports Record First Quarter 2016 Financial Results

Record First Quarter Revenue of $90.1 million, up 63% from comparable prior year period

Record First Quarter Adjusted EBITDA of $33 million, up 142% from comparable prior year period

Record First Quarter GAAP Net Income of $18.6 million, or $0.31 per diluted share

Record First Quarter non-GAAP Net Income of $19.4 million, or $0.33 per diluted share

OKLAHOMA CITY –(BUSINESS WIRE)– Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended March 31, 2016.

“We kicked off the year with our best ever first quarter performance” said Chad Richison, Paycom founder and CEO. “Clients across a diverse range of industries continue to see the benefits of Paycom. Our strong results underscore the growing appeal of our cloud-based solution in the marketplace. In the first quarter we experienced continued robust demand for our software, as well as outperformance in our tax form filing business which contributed to drive our record results.”

Financial Highlights for the First Quarter of 2016

Total Revenue of $90.1 million represented a 63% increase compared to total revenue of $55.2 million in the same period last year. Recurring revenues of $88.9 million increased 64% from the comparable prior year period, and constituted 99% of total revenues.

GAAP Net Income was $18.6 million, or $0.31 per diluted share, compared to GAAP net income of $6.0 million, or $0.11 per diluted share, in the same period last year.

Adjusted EBITDA1 was $33.0 million, compared to $13.6 million in the same period last year.

Non-GAAP Net Income1 was $19.4 million, or $0.33 per diluted share, compared to $6.7 million, or $0.12 per diluted share, in the same period last year.

Cash and Cash Equivalents were $72.1 million as of March 31, 2016.

Total Debt was $25.6 million as of March 31, 2016. This debt consisted solely of debt on our corporate headquarters.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending June 30, 2016 and year ending December 31, 2016:

Quarter Ending June 30, 2016

Total Revenues in the range of $69 million to $71 million.

Adjusted EBITDA in the range of $14 million to $16 million.

Year Ending December 31, 2016

Total Revenues in the range of $320 million to $322 million.

Adjusted EBITDA in the range of $73 million to $75 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter ending June 30, 2016 or the year ending December 31, 2016 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, stock-based compensation expense and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. We use Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess our performance and for planning purposes. We define: (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, stock-based compensation expense and certain transaction expenses that are not core to our operations and (ii) non-GAAP net income as net income plus tax adjusted stock-based compensation expense and certain tax adjusted transaction expenses that are not core to our operations. Adjusted EBITDA and non-GAAP net income are metrics that we believe are useful to investors in evaluating our performance and facilitating comparison with other peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA and non-GAAP net income in isolation, or as a substitute for net income or other Consolidated Statements of Income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, May 3, 2016, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (888) 317-6003 (domestic) or (412) 317-6061 (international) and enter conference ID 8716001. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until May 17, 2016. The replay passcode is 10083694.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom has sales offices across the country and serves clients in all 50 states.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that look to future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenue generated by certain applications, including Enhanced ACA; how certain factors affecting our performance correlate to improvements or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to create additional jobs at our corporate headquarters; our ability to expand our corporate headquarters within an expected timeframe; and our expectation of increasing our capital expenditures and investment activity as our business grows. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “may,” “believe,” “could,” “anticipate,” “should,” “would,” “might,” “plan,” “expect,” “potential,” “possible,” “project,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results may differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2015. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

Paycom Software, Inc.

Consolidated Balance Sheets

(thousands, except share amounts)

(unaudited)

	March 31, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$72,075	$50,714
Accounts receivable	2,580	2,354
Prepaid expenses	4,793	3,531
Inventory	736	1,093
Income tax receivable	—	6,743

Current assets before funds held for clients	80,184	64,435
Funds held for clients	1,125,619	696,703

Total current assets	1,205,803	761,138
Property and equipment, net	66,990	58,858
Deposits and other assets	866	1,286
Goodwill	51,889	51,889
Intangible assets, net	3,081	3,484
Deferred income tax assets, net	3,003	—

Total assets	$1,331,632	$876,655

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,694	$4,899
Income tax payable	6,582	—
Accrued commissions and bonuses	1,784	8,687
Accrued payroll and vacation	5,237	2,898
Deferred revenue	3,994	3,726
Current portion of long-term debt	900	886
Accrued expenses and other current liabilities	11,983	9,735

Current liabilities before client funds obligation	36,174	30,831
Client funds obligation	1,125,619	696,703

Total current liabilities	1,161,793	727,534

Deferred income tax liabilities, net	—	641
Long-term deferred revenue	26,825	25,310
Net long-term debt, less current portion	24,650	24,856

Total long-term liabilities	51,475	50,807

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 57,138,157 and 57,119,873 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively)	571	571
Additional paid in capital	72,597	71,135
Retained earnings	45,196	26,608

Total stockholders’ equity	118,364	98,314

Total liabilities and stockholders’ equity	$1,331,632	$876,655

Paycom Software, Inc.

Consolidated Statements of Income

(thousands, except per share and share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues
Recurring	$88,904	$54,351
Implementation and other	1,222	871

Total revenues	90,126	55,222

Cost of revenues
Operating expenses	10,785	7,471
Depreciation and amortization	1,186	810

Total cost of revenues	11,971	8,281

Administrative expenses
Sales and marketing	28,662	21,229
Research and development	3,860	1,867
General and administrative	15,206	11,984
Depreciation and amortization	1,723	1,323

Total administrative expenses	49,451	36,403

Total operating expenses	61,422	44,684

Operating income	28,704	10,538
Interest expense	(311)	(332)
Other income, net	34	33

Income before income taxes	28,427	10,239
Provision for income taxes	9,839	4,244

Net income	$18,588	$5,995

Earnings per share, basic	$0.32	$0.11
Earnings per share, diluted	$0.31	$0.11
Weighted average shares outstanding:
Basic	57,132,909	54,749,951

Diluted	58,362,040	56,562,661

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$18,588	$5,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,909	2,133
Amortization of debt issuance costs	32	13
Stock-based compensation expense	1,223	254
Deferred income taxes, net	(3,644)	(101)
Changes in operating assets and liabilities:
Accounts receivable	(226)	1,110
Prepaid expenses	(1,262)	(1,092)
Inventory	423	(523)
Deposits and other assets	420	(119)
Accounts payable	(1,170)	(515)
Income taxes, net	13,325	4,288
Accrued commissions and bonuses	(6,903)	(3,512)
Accrued payroll and vacation	2,339	1,578
Deferred revenue	1,783	1,439
Accrued expenses and other current liabilities	2,111	2,188

Net cash provided by operating activities	29,948	13,136

Cash flows from investing activities
(Increase) decrease in funds held for clients	(428,916)	68,994
Decrease in restricted cash	—	371
Purchases of property and equipment	(8,363)	(2,502)

Net cash provided by (used in) investing activities	(437,279)	66,863

Cash flows from financing activities
Principal payments on long-term debt	(224)	(464)
Increase (decrease) in client funds obligation	428,916	(68,994)
Payment of debt issuance costs	—	(12)

Net cash provided by (used in) financing activities	428,692	(69,470)

Net increase in cash and cash equivalents	21,361	10,529
Cash and cash equivalents
Beginning of period	50,714	25,144

End of period	$72,075	$35,673

Paycom Software, Inc.

Breakout of Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three months ended March 31,
	2016	2015
Non-cash stock-based compensation expense:
Operating expenses	$113	$7
Sales and marketing	277	5
Research and development	49	5
General and administrative	914	237

Total non-cash stock-based compensation expense	$1,353	$254

Paycom Software, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three months ended March 31,
	2016	2015
Net income to Adjusted EBITDA:
Net income	$18,588	$5,995
Interest expense	311	332
Provision for income taxes	9,839	4,244
Depreciation and amortization expense	2,909	2,133

EBITDA	31,647	12,704
Non-cash stock-based compensation expense	1,353	254
Transaction expenses	—	685

Adjusted EBITDA	$33,000	$13,643

	Three months ended March 31,
	2016	2015
Net income to non-GAAP net income
Net income	$18,588	$5,995
Tax adjusted non-cash stock-based compensation expense	849	150
Tax adjusted transaction expenses	—	507

Non-GAAP net income	$19,437	$6,652

Non-GAAP net income per share, basic	$0.34	$0.12
Non-GAAP net income per share, diluted	$0.33	$0.12
Weighted average shares outstanding:
Basic	57,132,909	54,749,951
Diluted	58,362,040	56,562,661

	Three months ended March 31,
	2016	2015
Adjusted gross profit:
Total revenues	$90,126	$55,222
Less: Total cost of revenues	(11,971)	(8,281)
Plus: Non-cash stock-based compensation expense	113	7

Total adjusted gross profit	$78,268	$46,948
Total adjusted gross profit %	87%	85%

	Three months ended March 31,
	2016	2015
Adjusted sales and marketing expenses:
Sales and marketing expenses	$28,662	$21,229
Less: Non-cash stock-based compensation expense	(277)	(5)

Total adjusted sales and marketing expenses	$28,385	$21,224

	Three months ended March 31,
	2016	2015
Adjusted research and development expenses:
Research and development expenses	$3,860	$1,867
Less: Non-cash stock-based compensation expense	(49)	(5)

Total adjusted research and development expenses	$3,811	$1,862

	Three months ended March 31,
	2016	2015
Adjusted administrative expenses:
Administrative expenses	$49,451	$36,403
Less: Transaction expenses	—	(685)
Less: Non-cash stock-based compensation expense	(1,240)	(247)

Total adjusted administrative expenses	$48,211	$35,471

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

Kathy.Oden-Hall@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-

1620 investors@paycom.com

Source: Paycom Software, Inc.